                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549


                                   FORM 8-K

                                CURRENT REPORT


                     Pursuant to Section 13 or 15 (d) of
                     the Securities Exchange Act of 1934


              Date of Report (date of earliest event reported):
                               April 5, 1996


                                 AIRGAS, INC.
             ______________________________________________________
             (Exact name of registrant as specified in its charter)



   Delaware                1-9344               56-0732648
_______________    _______________________    _____________
(State or other    (Commission File Number)   (I.R.S. Employer
jurisdiction of                                Identification
incorporation)                                 No.)



                      100 Matsonford Road, Suite 550
                            Radnor, PA  19087
                    _______________________________________
                    (Address of principal executive offices)



Registrant's telephone number, including area code: (610) 687-5253
                                                    _______________

Item 5. Other Events.
        ____________

From April 1, 1995 through February 1, 1996, the Registrant has acquired thirty-eight individually insignificant businesses. The Registrant is filing this current report on Form 8-K in order to provide audited financial statements and pro forma information for five individually insignificant business acquisitions in accordance with the requirements set forth in Regulation S-X, Rule 3-05(b)(1)(i). The Registrant applied the conditions set forth in Rule 1-02(w) to determine if the aggregate impact of the acquisitions exceeds 20% of one of the conditions set forth in the rule.

The aggregate purchase price for the individually insignificant businesses, including amounts related to non-competition and confidentiality agreements, amounted to $212.8 million plus the assumption of certain liabilities. The purchase prices for the businesses were determined by arms-length negotiations. The Registrant is providing audited financial statements for five of the individually insignificant businesses described below.

Effective October 5, 1995, Delta Airgas, Inc. ("Delta"), a 98% owned subsidiary of U.S. Airgas, Inc., a wholly-owned subsidiary of the Registrant, purchased all of the issued and outstanding stock of Langdon Oxygen Company ("Langdon"). Langdon was acquired with the issuance of 210 thousand shares of the Registrant's common stock.

Effective November 1, 1995, Trinity Airgas, Inc. ("Trinity"), a 95% owned subsidiary of U.S. Airgas, Inc., purchased all of the issued and outstanding stock of Kennedy Welding Supply Corporation ("Kennedy").

Effective January 1, 1996, Midwest Airgas, Inc. ("Midwest"), a wholly-owned subsidiary of U.S. Airgas, Inc., purchased all of the issued and outstanding stock of Iatech Sales Company ("Iatech").

Effective January 1, 1996, Gateway Airgas, Inc. ("Gateway"), a wholly-owned subsidiary of U.S. Airgas, Inc., purchased all of the issued and outstanding stock of Acetylene Gas Company ("Acetylene").

Effective February 1, 1996, Airgas Texas, Inc. ("Airgas Texas"), a wholly-owned subsidiary of U.S. Airgas, Inc., purchased substantially all of the assets of Welders Equipment Company, Inc. ("Welders Equipment").

The aggregate cash paid for these five acquisitions was approximately $66.6 million plus the assumption of certain liabilities. In addition, non-competition and confidentiality agreements were entered into with the shareholders of these businesses totaling $9.3 million, of which $2.5 million was paid at closing and $6.8 million will be paid over the terms of the individual agreements. Consulting agreements totaling $3.3 million were also entered into, of which $400 was paid at closing and $2.9 million is payable over the terms of the individual agreements.

The acquisitions were financed using the Registrant's revolving credit facilities with NationsBank of North Carolina, N.A., the issuance of promissory notes to the sellers, the issuance of the Registrant's common stock and the assumption of certain liabilities.

At the time of the acquisitions described above, all of the aforementioned businesses were engaged in the distribution and marketing of industrial gases and related welding equipment and supplies. The Registrant intends to continue to use the acquired assets to operate industrial gas and welding supply businesses.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         __________________________________________________________________

(a)  Financial Statements

     1. Audited balance sheet of Langdon Oxygen Company as of September 30, 1995 and the related statements of income, retained earnings and cash flows for the nine months then ended.

     2. Audited balance sheet of Kennedy Welding Supply Corporation as of October 31, 1995 and the related statements of operations, stockholders' equity and cash flows for the ten months then ended.

     3. Audited consolidated balance sheet of IaTech Sales Co. and subsidiary as of December 31, 1995 and the related consolidated statements of earnings, stockholders' equity and cash flows for the year then ended.

     4. Audited consolidated balance sheet of Acetylene Gas Company and subsidiary as of December 31, 1995 and the related consolidated statements of earnings, stockholders' equity and cash flows for the year then ended.

     5. Audited consolidated balance sheet of Welders Equipment Company and subsidiary as of September 30, 1995 and the related consolidated statements of earnings, stockholders' equity and cash flows for the year then ended.

(b)  Pro Forma Financial Information

     The tables on pages five through eleven set forth selected pro forma balance sheet and operating data of the Registrant for the year ended March 31, 1995 and the nine months ended December 31, 1995 as if the acquisitions had been consummated on April 1, 1994 and April 1, 1995, respectively.

(c)  Exhibits.

     23.1  Consent of Bell & Company

     23.2  Consent of Cawthron, Wommack & Coker, P.C.

     23.3  Consent of Cornwell & Co., P.C.

     23.4  Consent of Curry, Lenhardt & Company, LLP

     23.5  Consent of KPMG Peat Marwick LLP

                                  Signatures
                                  __________


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         AIRGAS, INC.




                    BY:  /s/Britton H. Murdoch
                         _____________________
                         (Britton H. Murdoch)
                         Vice President-Finance
                         Chief Financial Officer


DATED:     April 5, 1996


AIRGAS, INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION
(DOLLARS IN THOUSANDS)

                                           December 31, 1995
                     ________________________________________________________
                                             Acetylene Welders
                     Airgas, Inc.  IaTech    Gas       Equipment Notes  Pro
Balance Sheet Data   (Historical)  Sales Co. Company   Company   Ref.   Forma
__________________   ____________  _________ _________ ________  ___    _____

Accounts Receivable,
  Net                  $105,737   $  758    $2,773    $3,190     (1)  $112,458
Inventories              79,796    1,248     1,310     1,780     (1)    84,134
Other Current Assets     15,094        9         3     1,332     (1)    16,438
                        _______    _____     _____     _____           _______
                        200,627    2,015     4,086     6,302           213,030

Property, Plant &
  Equipment, Net        395,999    4,184    13,336    12,269     (2)   425,788
Goodwill, Net           116,137    1,255    12,248    19,877     (3)   149,517
Investments and Other
  Noncurrent Assets      52,068    1,380     6,023       978     (4)    60,448
                        _______   ______    ______    ______           _______
                        764,831    8,834    35,693    39,426           848,783
                        =======    =====    ======    ======           =======
Current Portion of
  Long-Term Debt         11,715       40       127       205     (1)    12,087
Accounts Payable,Trade   40,737      536     1,455       642            43,370
Accrued Expenses and
  Other Current
  Liabilities            62,736      883     1,876     1,478     (1)    66,972
                        _______   ______    ______    ______           _______
Current Liabilities     115,188    1,459     3,458     2,325           122,429

Long Term Debt          334,176    6,749    25,523    36,941     (5)   403,388
Other Liabilities        17,065      520     3,884       160            21,628
Deferred Income Taxes    76,766      107     2,829         -            79,702
Stockholders' Equity    221,636        -         -         -           221,636
                        _______   ______    ______    ______           _______
                       $764,831  $ 8,835   $35,694   $39,426          $848,783
                        =======   ======    ======    ======           =======

(1) Represents the fair value of current assets acquired and current liabilities assumed at the acquisition date.
(2) The carrying amount reflects fair market value at the date of acquisition.
(3)  Represents cost in excess of net assets acquired.
(4) Represents the fair market value of a non-competition agreement and other noncurrent assets of the acquired business.
(5) Represents debt incurred to finance the business acquisition plus assumption of certain noncurrent liabilities.



AIRGAS, INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION
(DOLLARS IN THOUSANDS, EXCEPT
FOR PER SHARE AMOUNTS)
                                      Year Ended March 31, 1995
                             ____________________________________________
                                                     Kennedy
                                         Langdon     Welding
                                         Oxygen      Supply       IaTech
                                         Company     Corporation  Sales Co.
                           Airgas, Inc. (Historical) (Historical) (Historical)
Operating Data             (Historical) (Note 1)     (Note 1)     (Note 1)
________________           ____________ ____________ ___________  ____________

Net Sales                   $687,983      $  9,109    $  4,489    $  8,516
Cost of Products Sold
 (Excluding Depreciation
  and Amortization)          342,876         5,382       2,354       5,671
Selling, Distribution
 & Administrative Expenses   235,639         3,141       1,735       2,265
Depreciation & Amortization   36,868           282         125         159
                             _______        ______      ______      ______
Total Costs & Expenses       615,383         8,805       4,214       8,095
                             _______        ______      ______      ______

Operating Income              72,600           304         275         421

Interest Expense, Net        (17,625)          (66)        (19)        (57)
Other Income, Net              1,067            46          15           -
Minority Interest               (669)            -           -           -
                             _______        ______      ______      ______
Earnings Before Income Taxes  55,373           284         271         364
Income Taxes                  23,894            94          45          90
                             _______        ______      ______      ______
Net Earnings                $ 31,479      $    190     $   226      $  274
                             =======        ======      ======      ======
Earnings Per Share (3)      $    .96
                             =======

Weighted Average Shares       32,762
                             =======









                                           (Columns Continued On Next Page)


AIRGAS, INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION
(DOLLARS IN THOUSANDS, EXCEPT
FOR PER SHARE AMOUNTS)
                                       Year Ended March 31, 1995
                              _______________________________________________

                                       Welders
                          Acetylene    Equipment
                          Gas Company  Company      Pro Forma
                          (Historical) (Historical) Adjustments  Note   Pro
Operating Data            (Note 1)     (Note 1)     (Note 2)     Ref.   Forma
________________          ___________  __________   __________  ____    ______

Net Sales                 $ 18,667     $22,778     $     -           $751,542
Cost of Products Sold
 (Excluding Depreciation
  and Amortization)         12,501      12,866           -            381,650
Selling, Distribution
 & Administrative Expenses   4,321       7,352           -            254,453
Depreciation & Amortization    761         567       2,971      a      41,733
                            ______       _____      ______            _______
Total Costs & Expenses      17,583      20,785       2,971            677,836
                            ______      ______      ______            _______

Operating Income             1,084       1,993      (2,971)            73,706

Interest Expense, Net         (394)        (32)     (4,782)    b      (22,975)
Other Income, Net               41        (335)        400     c        1,234
Minority Interest                -           -           -               (669)
                            ______       _____      ______            _______

Earnings Before Income Taxes   731       1,626      (7,353)            51,296
Income Taxes                   278          48      (1,998)    d       22,451
                            ______       _____      ______            _______
Net Earnings               $   453      $1,578     $(5,355)          $ 28,845
                            ======       =====       =====            =======
Earnings Per Share (3)                                               $    .88
                                                                      =======

Weighted Average Shares                                                32,972
                                                                      =======

Notes:
(1) Includes unaudited compiled financial data for the twelve months ended March 31, 1995.
(2)  See page 10 for explanation of pro forma adjustments.
(3)  See earnings per share calculations on page 11.



AIRGAS, INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION
(DOLLARS IN THOUSANDS, EXCEPT
FOR PER SHARE AMOUNTS)

                                Nine Months Ended December 31, 1995
                             _________________________________________________
                                                     Kennedy
                                         Langdon     Welding
                                         Oxygen      Supply
                                         Company     Corporation  IaTech
                                        (Historical) (Historical) Sales Co.
                           Airgas, Inc. (6 Months)   (7 Months)   (Historical)
Operating Data             (Historical) (Note 1)     (Note 2)     (Note 3)
________________           ____________ ____________ ___________  ____________

Net Sales                    $601,851    $  5,368       $ 3,048   $  6,742
Cost of Products Sold
 (Excluding Depreciation
  & Amortization)             299,221       3,259         1,603      4,416
Selling, Distribution &
 Administrative Expenses      201,946       1,805         1,203      1,915
Depreciation & Amortization    33,519         155            74        122
                              _______      ______        ______      _____
Total Costs & Expenses        534,686       5,219         2,880      6,453
                              _______      ______        ______      _____
Operating Income               67,165         149           168        289

Interest Expense, Net         (17,760)        (91)           (9)       (36)
Other Income, Net                 656         (28)            9         36
Minority Interest                (492)          -             -          -
                              _______      ______        ______       _____
Earnings Before Income Taxes   49,569          30           168         289
Income Taxes                   20,963          43            59         181
                              _______      ______        ______      ______
Net Earnings                 $ 28,606      $  (13)      $   109     $   108
                              =======      ======        ======      ======
Earnings Per Share (6)       $    .87
                              =======

Weighted Average Shares        32,900
                              =======








                                              (Columns Continued On Next Page)


AIRGAS, INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION
(DOLLARS IN THOUSANDS, EXCEPT
FOR PER SHARE AMOUNTS)
                                  Nine Months Ended December 31, 1995
                               _______________________________________________

                                       Welders
                          Acetylene    Equipment
                          Gas Company  Company      Pro Forma
                          (Historical) (Historical) Adjustments  Note   Pro
Operating Data            (Note 3)     (Note 3)     (Note 4)     Ref.   Forma
________________          ___________  __________   __________  ____    ______

Net Sales                 $15,691      $17,140      $    -           $649,840
Cost of Products Sold
 (Excluding Depreciation
  & Amortization)          10,683        9,848           -            329,030
Selling, Distribution &
 Administrative Expenses    3,973        5,656           -            216,498
Depreciation & Amortization   654          492       1,929     a       36,945
                           ______       ______       _____            _______
Total Costs & Expenses     15,310       15,996       1,929            582,473
                           ______       ______       _____            _______

Operating Income              381        1,144      (1,929)            67,367

Interest Expense, Net        (342)          20      (3,798)     b     (22,016)
Other Income, Net              (3)         (23)          -      c         647
Minority Interest               -            -           -               (492)
                           ______       ______       _____            _______
Earnings Before Income Taxes   36        1,141      (5,727)            45,506
Income Taxes                   -0-          52      (1,824)     d      19,474
                           ______       ______      ______            _______
Net Earnings              $    36      $ 1,089    $ (3,903)          $ 26,032
                           ======       ======      ======            =======
Earnings Per Share (5)                                                   $.79
                                                                      =======
Weighted Average Shares                                                33,040
                                                                      =======

Notes:
(1) Includes the unaudited compiled financial data for the six months ended September 30, 1995.
(2) Includes the unaudited compiled financial data for the seven months ended October 31, 1995.
(3) Includes the unaudited compiled financial data for the nine months ended December 31, 1995.
(4) See page 10 for explanations of pro forma adjustments.
(5) See earnings per share calculations on page 11.



(a) Depreciation and amortization expense, has been increased by $2,971 for the year ended March 31, 1995 and by $1,929 for the nine months ended December 31, 1995. The adjustments were made to reflect the purchase accounting adjustments related to the acquired fixed assets, goodwill, non-competition agreements and the estimated capital improvements necessary to operate the acquired businesses, net of a decrease in depreciation expense related to a prior period adjustment.

(b) The pro forma interest expense adjustments of $4,782 and $3,798 for the year ended March 31, 1995 and the nine months ended December 31, 1995, respectively, reflect the debt incurred in financing the business acquisitions at the Registrant's effective interest rates.

(c) Other expenses were reduced by $400 for the year ended March 31, 1995 related to the expense incurred from a lawsuit settlement because the Registrant acquired the assets of the business and did not assume any liabilities in the transaction.

(d) Income taxes adjustments have been made to reflect the Registrant's effective tax rate and include a provision for income taxes for the businesses which were previously taxed under Subchapter S of the Internal Revenue Code.


AIRGAS, INC.
EARNINGS PER SHARE CALCULATIONS
(DOLLARS IN THOUSANDS, EXCEPT
FOR PER SHARE AMOUNTS)


                                    Year Ended           Nine Months Ended
                                  March 31, 1995         December 31, 1995
Adjustment of Weighted Average
Shares Outstanding              Historical  Pro Forma    Historical  Pro Forma
______________________________  ___________ _________    __________  _________
Shares of Common Stock
 Outstanding - Weighted            31,074     31,284       31,272      31,412

Net Common Stock Equivalents        1,688      1,688        1,628       1,628
                                   ______     ______       ______      ______
 Adjusted Shares Outstanding       32,762     32,972       32,900      33,040
                                   ======     ======       ======      ======

Net Earnings                      $31,479    $28,845      $28,606     $26,032
                                   ======     ======       ======      ======
Earnings Per Share                $   .96    $   .88      $   .87     $   .79
                                   ======     ======       ======      ======

Earnings per share amounts were determined using the treasury stock method. This method assumes the exercise of all outstanding options and warrants and the use of the aggregate proceeds therefrom to acquire the Registrant's outstanding common stock. Net earnings were divided by the average number of shares outstanding adjusted for the assumed exercise of the options and warrants outstanding and repurchase of common stock to calculate per share amounts.


                            LANGDON OXYGEN COMPANY

                             FINANCIAL STATEMENTS
                      with Independent Auditors' Report

                              SEPTEMBER 30, 1995

                               TEXARKANA, TEXAS

TABLE OF CONTENTS



     Independent Auditors' Report                      1

     Balance Sheet                                     2

     Statement of Income                               3

     Statement of Stockholders' Equity                 4

     Statement of Cash Flows                           5

     Notes to the Financial Statements               6-11

Independent Auditors' Report


To the Board of Directors
of Langdon Oxygen Company

We have audited the accompanying balance sheet of Langdon Oxygen Company as of September 30, 1995, and the related statements of income, retained earnings, and cash flows for the nine months then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Langdon Oxygen Company as of September 30, 1995, and the results of its operations and its cash flows for the nine months then ended in conformity with generally accepted accounting principles.

                                                  BELL & COMPANY
                                                  TEXARKANA, TEXAS

January 10, 1996

Langdon Oxygen Company

Balance Sheet

September 30, 1995


Assets


Current assets
  Cash                                            $  188,874
  Trade receivables, less allowance
    for doubtful accounts of $288,816              1,209,402
  Inventories                                      1,262,727
  Deferred tax asset                                 115,197
                                                   _________
Total current assets                               2,776,200
                                                   _________
Plant and equipment
  Plant and equipment, at cost                     5,819,828
  Less accumulated depreciation                   (3,364,321)
                                                   _________
Plant and equipment, net                           2,455,507
                                                   _________
Other non-current assets
  Investment in unconsolidated
    subsidiary                                       329,442
  Other                                               73,456
                                                     _______
Total other non-current assets                       402,898
                                                     _______

Total Assets                                      $5,634,605
                                                   =========

Liabilities and Stockholders' Equity

Current liabilities
  Notes payable                                     $311,000
  Current portion of long-term debt                  127,438
  Accounts payable, trade                            983,160
  Income taxes payable                                64,203
  Accrued expenses and other
    current liabilities                              205,699
                                                   _________
Total current liabilities                          1,691,500
                                                   _________
Long-term debt                                     1,242,310
                                                   _________
Deferred income taxes                                 51,507
                                                   _________
Stockholders' equity
  Common stock, par value, $1;
    10,000 shares authorized
    and issued                                        10,000
                                                   _________
  Retained earnings                                3,378,539
                                                   _________
                                                   3,388,539
Less treasury stock, 3,484 shares,
  at cost                                           (739,251)
                                                   _________
Total stockholders' equity                         2,649,288
                                                   _________


Total Liabilities and Stockholders' Equity        $5,634,605
                                                   =========

Langdon Oxygen Company

Statement of Income

For the Nine Months Ended September 30, 1995


Sales                                             $7,852,935

Costs and expenses
  Cost of products sold                            4,759,826
  Selling, distribution and administrative
    expenses                                       2,556,234
  Depreciation expense                               209,127
                                                   _________
Total costs and expenses                           7,525,187

Operating income                                     327,748

Other income and expenses
  Interest expense                                  (118,052)
  Other expenses, net                                (21,194)
                                                     _______
Total other income and expenses                     (139,246)
                                                     _______
Income before income taxes                           188,502

Income taxes                                          68,131
                                                     _______
Net income                                          $120,371
                                                     =======

Langdon Oxygen Company

Statement of Stockholders' Equity

For the Nine Months Ended September 30, 1995



                           Common    Retained   Treasury
                           Stock     Earnings   Stock      Total

Balance-January 1, 1995    $ 10,000  $3,258,168 $(739,251) $2,528,917

  Net income                   -        120,371    -          120,371
                            _______   _________   _______    ________

Balance-December 31, 1995  $ 10,000  $3,378,539 $(739,251) $2,649,288
                            =======   =========   =======   =========




                           See accompanying notes.

Langdon Oxygen Company

Statement of Cash Flows

For the Nine Months Ended September 30, 1995


Cash flows from operating activities
  Net income                                        $120,371
  Adjustments to reconcile net income to net
    cash provided by operating activities:
     Depreciation                                    209,127
     Deferred income taxes (benefit)                 (49,083)
     Provision for bad debts                         112,760
     Gain on sale of equipment                        (3,734)
     (Increase) in accounts receivable              (306,174)
     (Increase) in inventories                      (172,907)
     Decrease in prepaid expenses & other assets       8,011
     (Increase) in other noncurrent assets           (14,958)
     Increase in accounts payable                     58,871
     Increase in accrued expenses and other
       current liabilities                           150,489
     Increase in income tax payable                   64,203
                                                     _______
Net cash provided by operating activities            176,976
                                                     _______
Cash flows from investing activities
  Proceeds from sale of equipment                     18,000
  Purchases of plant and equipment                  (357,202)
                                                     _______
Net cash used by investing activities               (339,202)
                                                     _______
Cash flows from financing activities
  Increase in short-term debt                        216,000
  Proceeds from long-term borrowings                 132,464
                                                     _______
Net cash used by financing activities                348,464
                                                     _______
Net increase in cash                                 186,238

Cash - beginning of period                             2,636
                                                      ______
Cash - end of period                               $ 188,874
                                                     =======

             Supplementary Disclosures of Cash Flows Information
             ___________________________________________________

Cash paid during the period for interest            $109,720
                                                     =======
Cash paid during the period for income taxes        $ 45,000
                                                     =======

Langdon Oxygen Company

Notes to Financial Statements

September 30, 1995


1. Summary of Significant Accounting Policies

   a. Description of Operations - Langdon Oxygen Company (the "Company") is a multi-state distribution company that markets welding equipment, medical supplies and industrial gases. The Company has five locations:
      Texarkana and Mt. Pleasant, Texas; Texarkana and Hope, Arkansas; and Idabel, Oklahoma.

   b. Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid cash investments with original maturities of 3 months or less to be cash equivalents.

   c. Inventories - Inventories are stated at the lower of cost or market value by the first-in, first-out (FIFO) method. Inventories consist primarily of industrial gases, welding supplies and equipment.

   d. Plant and Equipment - Plant and equipment are stated at cost. Depreciation is provided using the straight-line method for financial statement purposes over the useful lives of the related assets.

   e. Income Taxes - Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

   f. Financial Instruments - The carrying amounts for accounts receivable, accounts payable and long-term debt approximate fair value because of the short maturity of these financial instruments. Long-term debt is stated at fair value as these amounts were paid off in connection with the reorganization of the Company as described in Note 10.

   g. Use of Estimates - Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

Langdon Oxygen Company

Notes to Financial Statements

September 30, 1995


2. Plant and Equipment

   Plant and equipment by major categories are as follows:

      Category               Useful Lives              Amount
      ________               _____________             ______
      Land                                            $425,258
      Buildings               25 yrs.                1,288,669
      Leasehold improvements  15 yrs.                  199,721
      Oxygen cylinders        7 yrs.                 1,604,864
      Acetylene cylinders     7 yrs.                   500,521
      Furniture & fixtures    7 yrs.                   998,806
      Vehicles                5 yrs.                   801,989
                                                     _________
                                                    $5,819,828
                                                     =========

   Depreciation and amortization of plant and equipment charged to operations during the nine months ended September 30, 1995 amounted to $209,127.

3. Investment in Unconsolidated Subsidiary

   The Company holds a 39% interest in American Oxygen Company, Inc., a Texas Corporation. The investment is accounted for using the equity method. Market values are not available for the privately held company and the carrying value of the investment on the accompanying balance sheet is based on the financial statements of American Oxygen Company, Inc., as of December 31, 1994. No interim earnings information for 1995 was available at September 30, 1995.

4. Notes Payable

   Notes payable consist of the following:
      Non-interest bearing advance from a share-
      holder, no stated repayment terms,unsecured          $ 30,000

      9.75% line of credit from a bank, interest
      due monthly, principle due August, 1996,
      secured by accounts receivable and inventories        281,000
                                                            _______
                                                           $311,000
                                                            =======

Langdon Oxygen Company

Notes to Financial Statements

September 30, 1995


5. Long-term Debt

   Long-term debt consists of the following:

      8% note payable to a former shareholder
      in monthly installments of $7,774, including
      interest, secured by  shares of Langdon
      Oxygen Company common stock held in treasury         $  684,252

      8% note payable to an individual in monthly
      installments of $386, including interest,
      secured by land                                           8,482

      8.5% note payable to a bank in monthly
      installments of $395, including interest,
      secured by a vehicle                                      2,378

      8.5% note payable to Coyne Cylinder in
      monthly installments of $497, including
      interest, secured by cylinders                            3,032

      8% note payable to a bank in monthly
      installments of $467, including interest,
      secured by a vehicle                                      2,725

      5.5% note payable to a bank in monthly
      installments of $343, including interest,
      secured by land                                           2,935

      2.9% note payable to a credit corporation in
      monthly installments of $394, including interest,
      secured by a vehicle                                      9,364

      6.65% note payable to a credit corporation in
      monthly installments of $614, including interest,
      secured by a vehicle                                     11,717

Langdon Oxygen Company

Notes to Financial Statements

September 30, 1995


5. Long-term Debt (continued)

      8.75% note payable to a bank in monthly
      installments of $9,500, including interest,
      secured by inventories, cylinders, and certain
      real estate                                    $644,863
                                                    _________
      Total long-term debt                          1,369,748

      Less current maturities                        (127,438)
                                                    _________
      Long-term debt, less current maturities      $1,242,310
                                                    =========
   Annual aggregate maturities of long-term debt are as follows:

              Year Ending
              September 30:       Amount
              ____________        ______

               1996             $127,438
               1997              119,834
               1998              119,799
               1999              128,621
               2000              425,861
               Thereafter        448,195
                                 _______
                              $1,369,748

6. Income Taxes

   The provision for income taxes is composed of the following:

      Current provision         $117,214
      Deferred benefit           (49,083)
                                  ______
                                $ 68,131
                                  ======

Langdon Oxygen Company

Notes to Financial Statements

September 30, 1995


6. Income Taxes (continued)

   A reconciliation of income taxes at statutory rates and the actual income tax provision is as follows:

      Tax at statutory rates                  $ 64,091
      Effect of non-deductible expenses          4,040
                                                ______
                                              $ 68,131
                                                ======

   Components of deferred tax balances as of September 30, 1995 are as follows:

      Deferred tax liabilities:
           Property plant and equipment   $  35,700
           Unconsolidated subsidiary         15,807
                                             ______
      Total deferred tax liabilities         51,507
                                             ______
      Deferred tax assets
           Allowance for doubtful accounts   98,197
           Accrued liabilities (including
             amounts subject to compromise)  17,000
                                             ______
      Total deferred tax assets             115,197
                                            _______
      Net deferred tax assets             $  63,690
                                             ======

   The Company is not required to record valuation allowances for deferred tax assets where management believes it is more likely than not that the benefit will be realized. Management has assessed the need for a valuation allowance and believes the asset is recoverable more likely than not.

7. Lease Commitments

   The Company leases two of its operating facilities under non-cancelable lease agreements from a former stockholder.

   At September 30, 1995, future minimum rental commitments under these non-cancelable operating leases were as follows:

Langdon Oxygen Company

Notes to Financial Statements

September 30, 1995


9. Lease Commitments (continued)

           Year Ending
           September 30:        Amount
           ____________         ______

               1996             $ 27,600
               1997               27,600
               1998               27,600
               1999               27,600
               Thereafter        160,500
                                 _______
                                $270,900
                                 =======

8. Related Party Transactions

   During 1995 the Company rented certain cylinders under a cancelable rental agreement with G.P. Leasing, a company having substantial common ownership with Langdon Oxygen Company. The amount paid to G. P. Leasing pursuant to this operating rental agreement for the nine months ended September 30, 1995 was $116,136.

9. Contingencies

   The Company is involved in various legal and regulatory proceedings which have arisen in the ordinary course of its business and have not been finally adjudicated. These actions, when ultimately concluded or determined, will not, in the opinion of management, have a material adverse impact upon the Company's consolidated financial position, results of operations or liquidity.

10.Subsequent Events and Commitments

   On October 5, 1995 shareholders of the Company unanimously approved an agreement and plan of reorganization calling for the merger of the Company with U.S. Airgas, Inc. (a Delaware corporation), a wholly-owned subsidiary of Airgas, Inc. ("Airgas"). Each issued and outstanding share of common stock of the Company was converted into shares of Airgas common stock.

                            KENNEDY WELDING SUPPLY CORPORATION
                                   Financial Statements
                                     October 31, 1995
                    Together With Independent Auditors' Report Thereon

                                    C O N T E N T S

                                                                        Page


Independent Auditors' Report                                             1


Balance Sheet                                                            2


Statement of Operations                                                  3


Statement of Stockholders' Equity                                        4


Statement of Cash Flows                                                  5


Notes to Financial Statements                                           6-9

                             INDEPENDENT AUDITORS' REPORT





The Stockholders and Board of Directors
Kennedy Welding Supply Corporation


We have audited the accompanying balance sheet of Kennedy Welding Supply Corporation as of October 31, 1995, and the related statements of operations, stockholders' equity and cash flows for the ten months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kennedy Welding Supply Corporation as of October 31, 1995, and the results of its operations and its cash flows for the ten months then ended in conformity with generally accepted accounting principles.



CAWTHORN, WOMMACK & COKER, P.C.

Waco, Texas
December 7, 1995

                          KENNEDY WELDING SUPPLY CORPORATION
                                     Balance Sheet
                                   October 31, 1995


                                        ASSETS

Current Assets
  Cash                                                            $   240,929
  Trade accounts receivable - less
    allowance for doubtful accounts of $ 37,699                       566,844
  Inventories                                                         457,388
  Federal income tax receivable                                         2,752
  Deferred tax asset                                                   12,818
  Prepaid expenses                                                     33,150
                                                                    _________
  Total Current Assets                                              1,313,881

Property and Equipment, net                                           393,843

Other Assets                                                            6,000
                                                                    _________

Total Assets                                                      $ 1,713,724
                                                                    =========

                                      LIABILITIES

Current Liabilities
  Current portion of long-term debt                               $    73,451
  Trade accounts payable                                              138,824
  Other accrued liabilities                                            94,287
                                                                     ________
  Total Current Liabilities                                           306,562

Long-Term Debt, net of current portion                                 45,912

Customer Deposits                                                      23,727

Deferred Tax Liability                                                  2,129
                                                                     ________
Total Liabilities                                                     378,330

                                 STOCKHOLDERS' EQUITY

Common stock - $ 1 par, 100,000 shares authorized,
  38,638.5 shares issued and outstanding                               38,639
Retained earnings                                                   1,296,755
                                                                    _________
Total Stockholders' Equity                                          1,335,394
                                                                    _________
Total Liabilities and Stockholders' Equity                        $ 1,713,724
                                                                    =========



The accompanying notes are an integral part of these financial statements.

                          KENNEDY WELDING SUPPLY CORPORATION
                                Statement of Operations
                       For the Ten Months Ended October 31, 1995




Sales                                                             $ 4,338,593


Cost of Goods Sold                                                  2,292,473
                                                                    _________

Gross Profit                                                        2,046,120


Operating Expenses                                                  1,781,528
                                                                    _________

Operating Income                                                      264,592


Other Income                                                           13,094
                                                                     ________

Income Before Income Taxes                                            277,686

Income Taxes
  Current                                                              94,591
  Deferred (benefit)                                                   (2,467)
                                                                      _______
  Total Income Taxes                                                   92,124
                                                                      _______
Net Income                                                        $   185,562
                                                                    =========





















The accompanying notes are an integral part of these financial statements.

                          KENNEDY WELDING SUPPLY CORPORATION
                           Statement of Stockholders' Equity
                       For the Ten Months Ended October 31, 1995


                                                                 Total
                                       Common         Retained   Stockholders'
                                       Stock          Earnings   Equity

Balance - December 31, 1994         $    38,639     $ 1,111,193  $ 1,149,832

Net income                                              185,562      185,562
                                     __________      __________   __________
Balance - October 31, 1995          $    38,639     $ 1,296,755  $ 1,335,394
                                     ==========      ==========   ==========









































The accompanying notes are an integral part of these financial statements.

                          KENNEDY WELDING SUPPLY CORPORATION
                                Statement of Cash Flows
                       For the Ten Months Ended October 31, 1995


Cash flows provided by operating activities:
  Net income                                                      $   185,562
  Adjustments to reconcile net income to net cash
    provided by operating activities
      Bad debt provision                                               64,797
      Depreciation expense                                            103,753
      Gain on sale of property and equipment                           (5,564)
      Deferred tax benefit                                             (2,467)
     (Increase) decrease  in:
        Trade accounts receivable                                    (140,597)
        Inventories                                                    (8,114)
        Federal income tax receivable                                  (2,752)
        Prepaid expenses                                               11,714
      Increase (decrease) in:
        Trade accounts payable                                         16,586
        Federal income tax payable                                     (2,079)
        Other accrued liabilities                                      42,612
        Customer deposits                                              (8,268)
                                                                     ________
  Net cash provided by operating activities                           255,183
                                                                     ________
  Cash flows provided by investing activities:
    Purchase of property and equipment                                (23,302)
    Proceeds from sale of property and equipment                        5,750
    Proceeds from collection of notes receivable                       32,544
                                                                      _______
  Net cash provided by investing activities                            14,992
                                                                      _______
  Cash flows used for financing activities:
    Repayment of long-term debt                                       (96,979)
                                                                      _______
  Net cash used for financing activities                              (96,979)
                                                                      _______
Net increase in cash                                                  173,196

Cash at beginning of period                                            67,733
                                                                      _______
Cash at end of period                                             $   240,929
                                                                      =======

Supplemental disclosures:
  Interest paid during the period                                 $    14,117
  Federal income taxes paid during the period                          99,422








The accompanying notes are an integral part of these financial statements.

                          KENNEDY WELDING SUPPLY CORPORATION
                             Notes to Financial Statements

1.    Nature of the Company and Significant Accounting Policies

      Financial Statement Presentation

      Kennedy Welding Supply Corporation (the Company) distributes and markets welding equipment and supplies and industrial gases in the north-central Texas area.

      The following is a summary of certain significant accounting policies followed in the preparation of these financial statements.

      Inventories

      Inventories are stated at the lower of cost, determined by the first-in, first-out (FIFO) method, or market.

      Property and Equipment

      Property and equipment are recorded at cost and depreciated using the straight-line method. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized.

      Income Taxes

      Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of allowance for doubtful accounts and accumulated depreciation for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. There is no income tax in the State of Texas.

      Cash and Cash Equivalents

      For the purpose of presentation in the statement of cash flows, cash and cash equivalents are defined as those amounts in the balance sheet caption "cash" which includes petty cash on hand and demand deposit checking accounts held at banks.

      Use of Estimates

      The preparation of financial statements in conformity with generally accepted principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
                                          -6-

       34                   KENNEDY WELDING SUPPLY CORPORATION
                       Notes to Financial Statements (Continued)

1.    Nature of the Company and Significant Accounting Policies (Continued)

      Use of Estimate (Continued)

      The material estimate that is particularly susceptible to significant change relates to the determination of the allowance for doubtful accounts.

      A majority of the company's accounts receivable are from entities in the Dallas - Fort Worth Metroplex area. Accordingly, the ultimate collectibility of the Company's account receivable is susceptible to changes in local market conditions.

      While management uses available information to recognize losses on accounts receivable, future additions to the allowance may be necessary based on changes in local economic conditions. Therefore, it is reasonably possible that the allowance for doubtful accounts may change materially in the near term.

      Fair Value of Financial Instruments

      The carrying amounts for accounts receivable, accounts payable, and long-term debt approximate fair value because of the short maturity of these financial instruments.

      Long-term debt is stated at fair value as these amounts were paid in full in connection with the sale of the Company's stock as discussed at footnote ten.

2.    Inventories
      At October 31, 1995, inventories consisted of:

            Welding products                                      $   371,974
            Gases                                                      18,853
            Cylinders                                                  66,561
                                                                    _________
            Total Inventories                                     $   457,388
                                                                    =========
3.    Property and Equipment
      At October 31, 1995, property and equipment consisted of the following:

                                          Estimated Useful Life
            Land                                        -         $    51,161
            Building and leasehold improvements    6 - 35 years       181,280
            Vehicles                                    6 years       321,128
            Cylinders                                   6 years       462,876
            Furniture and fixtures                      6 years       389,089
            Rental equipment                        2 - 4 years        29,098
                                                                   __________
                                                                    1,434,632
            Accumulated depreciation                               (1,040,789)
                                                                   __________
            Total Property and Equipment, net                     $   393,843
                                                                   ==========
      Depreciation charged to expense was $ 103,753 for the ten months ended October 31, 1995.
                                          -7-

                          KENNEDY WELDING SUPPLY CORPORATION
                       Notes to Financial Statements (Continued)


4.    Long-Term Debt

      The Company's long-term debt at October 31, 1995, was comprised of the following:

            Note to a company bearing interest at 9.75%, due in
              monthly installments of $ 590 through August 20,
              1996, secured by 225 cylinders                      $     5,082

            Notes to a financial institution, bearing interest
              from base rate plus .50% (9.25% at October 31,
              1995) to 9.75% due in monthly installments through
              October 30, 1997, secured by certain real estate,
              equipment, cylinders and vehicles                        98,281

            $ 200,000 line of credit with a financial institution,
              bearing interest at base rate plus .50% (9.25% at
              October 31, 1995), maturing April 30, 1996, secured
              by accounts receivable and inventory                     16,000

                                                                      119,363
                                                                      _______
            Less:  current portion                                    (73,451)

            Long-Term Debt, net                                   $    45,912
                                                                  ============
5.    Federal Income Tax

      The effective income tax rate is different than would be expected if the statutory rate were applied to income from continuing operations primarily because of nondeductible expenses.

      At October 31, 1995, the Company's deferred tax asset and liability are composed of the following:

                                                  Current          Noncurrent
      Gross deferred tax assets                 $    12,818       $      -
      Gross deferred tax liabilities                   -               (2,129)
      Valuation allowance                              -                 -
                                                  _________         _________
      Deferred Tax Asset (Liability)            $    12,818       $    (2,129)
                                                  =========         =========

      Management has assessed the need for a valuation allowance and believes the deferred tax asset is recoverable more likely than not.

      The tax effect of each type of significant item that gave rise to deferred taxes are:
                                                  Current          Noncurrent
      Allowance for doubtful accounts           $    12,818       $      -
      Accumulated depreciation                         -               (2,129)
                                                  _________         _________
      Deferred Tax Asset (Liability)            $    12,818       $    (2,129)
                                                  =========         =========
                                          -8-

                          KENNEDY WELDING SUPPLY CORPORATION
                       Notes to Financial Statements (Continued)


6.    Related Party Transactions

      During the ten months ended October 31, 1995, the Company leased cylinders and a building from entities owned by stockholders of the Company. The Company made lease payments of approximately $ 229,500 to these entities during the period.

7.    Leases

      The Company is leasing buildings and cylinders under month-to-month operating lease agreements. Rental payments for the ten months ended October 31, 1995, totaled approximately $ 303,300.

8.    Concentrations of Credit Risk

      The Company distributes and markets welding equipment and supplies and industrial gases to customers primarily in north-central Texas. The customers' ability to repay is dependent upon the area's economy.

      At October 31, 1995, the Company has approximately $ 140,000 deposited in a financial institution which exceeded the insurance provided by the Federal Deposit Insurance Corporation.

9.    Commitments and Contingencies

      The Company is involved in various legal and regulatory proceedings which have arisen in the ordinary course of its business, and have not been finally adjudicated. These actions, when ultimately concluded or determined, will not, in the opinion of management, have a material adverse impact upon the Company's financial position, results of operations or liquidity.

10.   Subsequent Event

      Subsequent to October 31, 1995, the Company entered into an agreement to sell 100% of the Company's stock to Trinity Airgas, Inc., a Delaware corporation and subsidiary of US Airgas, Inc., a wholly-owned subsidiary of Airgas, Inc., a Delaware corporation.

                       IATECH SALES CO. AND SUBSIDIARY

                      CONSOLIDATED FINANCIAL STATEMENTS

                              DECEMBER 31, 1995

TABLE OF CONTENTS


                                                     Page
                                                     ____

Independent Auditors' Report                           1

Financial Statements:

     Consolidated Balance Sheet                        2-3

     Consolidated Statement of Earnings                4

     Consolidated Statement of Stockholders' Equity    5

     Combined Statement of Cash Flows                  6

     Notes to Consolidated Financial Statements        7-11

Independent Auditors' Report


To the Board of Directors
of Iatech Sales Co.:

     We have audited the accompanying consolidated balance sheet of Iatech Sales Co. and Subsidiary as of December 31, 1995, and the related consolidated statements of earnings, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Iatech Sales Co. and subsidiary as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                       CORNWELL & CO., P.C.
                                       CERTIFIED PUBLIC ACCOUNTANTS
                                       Fort Dodge, Iowa

February 12, 1996

                       IATECH SALES CO. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEET

                              DECEMBER 31, 1995


                                    Assets
                                    ______

Current assets
  Cash                                            $  544,969
  Accounts receivable, trade                         783,296
  Inventory                                        1,377,624
  Prepaid expenses                                     8,502
  Other current assets                                   700
                                                   _________
Total current assets                                            2,715,091

Fixed Assets:
  Land                                                92,927
  Leasehold improvements                             183,009
  Building and improvements                          467,905
  Machinery and equipment                            464,053
  Cylinders                                        1,557,553
  Furniture and fixtures                             170,131
  Vehicles                                           539,283
  Computers                                          158,057
                                                   _________
     Total gross fixed assets                      3,632,918
  Less:  accumulated depreciation                 (2,626,594)
                                                   _________
     Total net fixed assets                                     1,006,324

Non-current Assets:
  Other non-current assets                             9,267
  Cash surrender value of life insurance             590,726
                                                   _________
     Total non-current assets                                     599,993
                                                                 ________
     Total assets                                              $4,321,408
                                                                =========

See accompanying notes to consolidated financial statements.

                       IATECH SALES CO. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEET

                              DECEMBER 31, 1995

                     Liabilities and Stockholders' Equity


Current liabilities
  Accounts payable, trade                           $535,627
  Federal income tax payable                          71,539
  Accrued expenses                                    69,563
  Current portion of long-term debt                   78,136
                                                     _______
    Total current liabilities                                     754,865

Non-current Liabilities:
  Long-term debt, less current portion               505,451
  Deferred income taxes payable                      107,014
                                                     _______
     Total non-current liabilities                                612,465
                                                                _________
     Total liabilities                                          1,367,330

Stockholders' Equity
  Common stock, par value $1.00 per share,
    3,000,000 shares authorized, 2,000,000 issued
    and outstanding                                2,400,000
  Additional paid-in capital                          51,172
  Retained earnings                                  502,906
                                                   _________
     Total stockholders' equity                                 2,954,078
                                                                _________

Total liabilities and stockholders' equity                     $4,321,408
                                                                =========

See accompanying notes to consolidated financial statements.

                       IATECH SALES CO. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF EARNINGS

                         YEAR ENDED DECEMBER 31, 1995


Net Sales                                         $8,953,482
Cost of goods sold                                 5,840,291
                                                   _________
  Gross profit                                                  3,113,191

Operating expenses:
  Salaries, wages and benefits                     1,617,001
  Distribution expense                               258,825
  Selling, general and administrative                377,096
  Occupancy expense                                  224,082
  Depreciation and amortization (Note 2)             157,817
                                                    ________
       Total operating expenses                                 2,634,821
                                                                _________

Operating income                                                  478,370

Interest expense                                                  (53,524)
Other income, net                                                  38,099
                                                                 ________
        Earnings before taxes                                     462,945

Income taxes (Note 8)                                             181,058
                                                                 ________

Net earnings                                                    $ 281,887
                                                                 ========

See accompanying notes to consolidated financial statements.

                       IATECH SALES CO. AND SUBSIDIARY

                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                         YEAR ENDED DECEMBER 31, 1995


                                                 Additional
                                     Common        Paid-in     Retained
                                      Stock        Capital     Earnings
                                     _______     __________    ________

Balance - beginning                $2,400,000     $ 51,172    $ 221,019

Additions:
  Net income                                -            -      281,887
                                    _________      _______     ________

Balance - ending                   $2,400,000     $ 51,172    $ 502,906
                                    =========      =======     ========


See accompanying notes to consolidated financial statements.

                       IATECH SALES CO. AND SUBSIDIARY

                     CONSOLIDATED STATEMENT OF CASH FLOWS

                         YEAR ENDED DECEMBER 31, 1995


Cash Flows From Operating Activities:
Net earnings                                              $281,887
Adjustments to reconcile net earnings to net cash
 provided by operating activities:
    Depreciation and amortization                           157,817
    Deferred income taxes                                     8,923
    Gain on sale of equipment                                (6,516)
    Increase in cash surrender value of life insurance      (21,555)
    Changes in assets and liabilities:
      Trade receivables, net                                 69,378
      Inventories                                           (20,857)
      Prepaid expenses and other current assets              66,468
      Accounts payable, trade                                51,593
      Accrued expenses and other current liabilities         19,679
                                                             _______
    Net cash provided by operating activities                        606,817

Cash Flows From Investing Activities:
    Capital expenditures                                   (147,944)
    Proceeds from sale of equipment                           6,925
    Premiums paid for officers' life insurance              (11,816)
                                                            _______
       Net cash used in investing activities                         (152,835)

Cash Flows From Financing Activities:
    Repayment of debt                                      (139,615)
                                                            _______
       Net cash used in financing activities                         (139,615)
                                                                      _______
Cash increase                                                         314,367

Cash - Beginning of year                                              230,602
                                                                      _______

Cash - End of year                                                   $544,969
                                                                      =======
See accompanying notes to consolidated financial statements.

                       IATECH SALES CO. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1995
1.  Nature of Business
    __________________

The Company's operations consist of the sale of welding supplies and industrial gases and the manufacture of acetylene gas, all in the state of Iowa.

2.  Summary of Significant Accounting Policies
    __________________________________________

    A) Basis of Presentation - The consolidated financial statements include the accounts of Iatech Sales Co. and its wholly-owned subsidiary, Iowacetylene Co. All significant intercompany balances and transactions have been eliminated in consolidation.

    B) Inventories - Inventories are stated at the lower of cost or market with cost determined by the average cost method.

    C) Property and Equipment - Property and equipment are stated at cost. Depreciation is provided primarily by the straight-line method for building and improvements. For the remaining classes, depreciation is provided using the straight-line method for assets acquired after January 1, 1994 and the double-declining balance method for assets acquired prior to January 1, 1994. Depreciation is provided over the following estimated useful lives:
                                                     Years
                                                     ______

                 Leasehold improvements              7-39
                 Building and improvements           7-31.5
                 Machinery and equipment             7-10
                 Cylinders                           7-10
                 Furniture and fixtures              7-10
                 Vehicles                            4-7
                 Computers                           5-7

    The total depreciation expense for 1995 was $156,447.

    D) Non-current Assets - Costs related to the acquisition of long term debt are deferred and amortized over the term of the related debt.

    E) Income Taxes - The provision for income taxes includes federal and state income taxes currently payable and those deferred because of temporary differences between the financial statement and tax bases of assets and liabilities. The Company adopted the Statement of Accounting Standards No. 109, "Accounting for Income Taxes," (Statement No. 109) as of December 31, 1994. Statement No. 109 requires the use of the liability method of accounting for deferred income taxes. The adoption of Statement No. 109 had no material impact on the Company's results of operations or retained earnings.

    F) Bad Debts - Bad debts are recorded by use of the direct charge off method. The difference between the reserve and direct charge off methods is not material.

                       IATECH SALES CO. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              DECEMBER 31, 1995

     G) Concentrations of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade receivables and cash. The Company grants credit to customers, substantially most of whom are commercial enterprises whose operations are located primarily in the state of Iowa. The Company performs ongoing credit evaluation of its customers' financial condition and generally, requires no collateral from its customers. At December 31, 1995, the Company had no significant concentrations of credit risk.

        The Company maintains its cash in bank deposit accounts at several financial institutions which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash. At December 31, 1995, the Company's uninsured cash balance was approximately $220,000.

    H) Revenue Recognition - Sales are recorded upon shipment to the customer.

    I) Financial Instruments - The carrying amounts for accounts receivable, accounts payable and current portion of long-term debt approximate fair value because of the short-term maturity of these financial instruments.

    J) Estimates - The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    K) Cash - For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash.

3.  Inventories
    ___________

          Inventories consist of the following components:

              Gases                        $   76,820
              Welding supplies                707,543
              Tools and abrasives             471,967
              Cylinders                         3,427
              Safety equipment                117,867
                                            _________
                                           $1,377,624
                                            =========

       47              IATECH SALES CO. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1995
4.  Indebtedness
    ____________

          Long term debt consists of the following:            Balance
                                                               ________
          Promissory note payable to Brenton Bank bearing
          interest at 8.5%, due in monthly payments of $744,
          including interest through December, 2008 and
          secured by a commercial mortgage on real property
          located in Des Moines, Iowa with a book value of
          $135,093 as of December 31, 1995.                     $ 69,788

          Stock redemption agreement payable to Warren Metheny
          bearing interest at 7%, due in annual payments of
          $20,000, excluding interest, through January, 1997.   $ 40,000

          Installment promissory note payable to Norwest Bank
          dated May 31, 1994 bearing interest at 8.75%, due in
          monthly payments of $4,000 including interest
          through May 30, 1999 at which time a balloon payment
          is required.  The note is secured by gas cylinders
          located in Mason City, Iowa with a book value of
          $74,968 as of December 31, 1995.                      $ 92,434

          Life insurance policy loans to Northwestern Mutual
          Life bearing interest at 6% and 8% and secured by
          the cash value of the life insurance policies.  The
          interest rate is variable.                            $155,073

          Industrial Development Revenue Bond,  Ankeny, Iowa
          Series 1985 due in monthly payments of $2,693
          including interest based on 85% of the monthly
          Morgan Guaranty Trust prime rate (7.23% at December
          31, 1995) and secured by property, plant and
          equipment.                                            $226,292
                                                                 _______
                                                                 583,587
          Current portion of long-term debt                      (78,136)
                                                                 _______
          Long-term debt, less current portion                  $505,451
                                                                 =======
The aggregate maturities of long-term debt for the five years ending December 31, 2000 and thereafter are as follows:
              Year Ending December 31,               Aggregate Maturity
              _______________________                __________________
                      1996                              $ 78,136
                      1997                                84,588
                      1998                                26,413
                      1999                                22,619
                      2000                                24,518
                      2001 and thereafter                347,313
                                                         _______
                                                        $583,587
                                                         =======
                                     -9-

                       IATECH SALES CO. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1995

The fair value of long term debt as of December 31, 1995 was approximately $584,000.

5.  Income Taxes
    ____________

        Income tax expense consisted of:

              Current:
                 Federal                      $135,539
                 State                          36,596

              Deferred:
                 Federal                         3,125
                 State                           5,798
                                               _______
                                              $181,058
                                               =======

Significant differences between taxes computed at the federal statutory rate and the provision for income taxes were:

    Taxes at U.S. federal statutory rate          34.0%
    State income taxes, net of federal benefit     7.9
    Increase in cash surrender value of life
      insurance, nontaxable                       (4.7)
    Other, Net                                     1.9
                                                  ____
                                                  39.1%
                                                  ====

The tax effects of cumulative temporary differences that gave rise to the significant portion of the deferred tax liability is as follows:

       Deferred Tax Liability
       ______________________
         Property and equipment                  $107,014
                                                  =======

6.  Benefit Plans
    _____________

The Company has a defined contribution 401(K) Plan covering substantially all full-time employees who elect to participate. Under the terms of the plan, the Company makes matching contributions up to 3.75% of participants' wages. Amounts expensed under the plan for 1995 was $41,762.

                       IATECH SALES CO. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1995


7.  Leases
    ______

The Company leased certain buildings and distribution equipment from related parties for the year ended December 31, 1995. Significant items leased were buildings in Fort Dodge, Spencer and Mason City, a liquid oxygen system and gas cylinders. Total lease payments made to related parties, which consisted of the three shareholders and their family members, was $244,918. The equipment leases were terminated January 2, 1996. The three buildings will be leased by a major industrial gas distribution company. (see Note 9) There is no future minimum lease payments.

The Company also leased two cars during 1995 from non-related parties. Total payments made for these leases were $10,335. These leases were terminated in early 1996, so there is no future minimum lease payments.

8.  Cash Flows
    __________

Cash paid for interest expense and income taxes was as follows:

                   Interest                    $51,549
                   Income taxes                 14,310

9.  Subsequent Event
    ________________

Effective January 1, 1996, Midwest Airgas, Inc., a subsidiary of U.S. Airgas, Inc., a wholly-owned subsidiary of Airgas, Inc. purchased 100% of the stock of Iatech Sales Co. and Subsidiary. For subsequent years, the Company's financial information will be included with the parent company.

10.  Commitments and Contingencies
     _____________________________

The Company is involved in various legal and regulatory proceedings which have arisen in the ordinary course of its business and have not been finally adjudicated. These actions, when ultimately concluded and determined, will not, in the opinion of management, have a material adverse effect upon the Company's consolidated financial position, results of operations or liquidity.

                       ACETYLENE GAS COMPANY

                 CONSOLIDATED FINANCIAL STATEMENTS

                   YEAR ENDED DECEMBER 31, 1995

                          C O N T E N T S


                                                             PAGE


INDEPENDENT AUDITORS' REPORT ...........................        1


FINANCIAL STATEMENTS

  CONSOLIDATED BALANCE SHEET ...........................        2

  CONSOLIDATED STATEMENT OF EARNINGS ...................        3

  CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY .......        4

  CONSOLIDATED STATEMENT OF CASH FLOWS .................        5

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS .............     6-13

                   INDEPENDENT AUDITORS' REPORT






To the Board of Directors
  ACETYLENE GAS COMPANY
  St. Louis, Missouri


We have audited the consolidated balance sheet of ACETYLENE GAS COMPANY and subsidiary as of December 31, 1995, and the related consolidated statements of earnings, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ACETYLENE GAS COMPANY and subsidiary as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As explained in Note 9 to the financial statements, ACETYLENE GAS COMPANY and subsidiary retroactively changed its method of accounting for cylinder leases as of January 1, 1995.



CURRY, LENHARDT & COMPANY, LLP

Certified Public Accountants
St. Louis, Missouri

February 13, 1996

                                 ACETYLENE GAS COMPANY
                              CONSOLIDATED BALANCE SHEET
                                   DECEMBER 31, 1995
______________________________________________________________________________

                         ASSETS

Current Assets
 Cash ............................................................ $    6,812
 Accounts receivable less allowance for doubtful
   accounts of $150,000 ........................................... 2,773,931
 Inventories ...................................................... 1,311,585
  Prepaid expenses and other current assets .......................   285,548
                                                                    _________

Total Current Assets .............................................. 4,377,876
                                                                    _________
Property, Plant and Equipment .........................$ 13,335,544
Less: Accumulated depreciation and amortization .......   5,685,012
                                                         __________
Total Property, Plant and Equipment, Net ......................... 7,650,532

Other non-current assets ..........................................   79,518
                                                                   _________

Total Assets ................................................... $12,107,926
                                                                  ==========

           LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Current portion of long-term debt .............................$ 1,843,938
  Accounts payable ..............................................  1,475,041

  Accrued expenses and other liabilities .........................   151,500
                                                                   _________

Total Current Liabilities ........................................ 3,470,479

Long-term debt ................................................... 3,569,150
Cylinder deposits ................................................   411,442
Deferred tax liability ...........................................   601,605
                                                                   _________
Total Liabilities ................................................ 8,052,676

Stockholders' Equity
  Capital stock
    $100 par, 4,000 shares common
     authorized, and 2,000 shares issued ...............$   200,000
  Retained earnings ....................................  3,855,250
                                                          _________
Total stockholders' equity ....................................... 4,055,250
                                                                  __________
Total Liabilities and Stockholders' Equity ......................$12,107,926
                                                                  ==========

See accompanying notes to consolidated financial statements

                                 ACETYLENE GAS COMPANY
                          CONSOLIDATED STATEMENT OF EARNINGS
                             YEAR ENDED DECEMBER 31, 1995
______________________________________________________________________________



Sales ...........................................................$ 20,933,164


Costs and Expenses
  Cost of products sold (excluding depreciation) ...............   14,291,452
  Selling, distribution and administrative expenses ............    4,988,091

  Depreciation and amortization ................................      940,671
                                                                   __________

Total costs and expenses .......................................   20,220,214
                                                                   __________

Operating income ...............................................      712,950


Interest expense, net ..........................................     (454,266)
Other income, net ..............................................        2,989
                                                                     ________

Earnings before income tax and cumulative effect
 of accounting changes .........................................      261,673

Income taxes ...................................................       85,340
                                                                    _________

Net earnings before cumulative effects of accounting changes ...      176,333


Cumulative effect of accounting change on years prior
 to 1995 (net of income tax of $1,027,659) .....................   (1,793,440)
                                                                    _________
Net loss ....................................................... $ (1,617,107)
                                                                    =========















See accompanying notes to consolidated financial statements

                                 ACETYLENE GAS COMPANY
                    CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                             YEAR ENDED DECEMBER 31, 1995
______________________________________________________________________________


                                                         Common       Retained

                                                         Stock        Earnings


Balance January 1, 1995 as previously reported ....... $ 200,000  $ 7,290,350

Prior period adjustments .............................       -     (1,817,993)
                                                         _______    _________

Balance January 1, 1995 as restated ..................   200,000    5,472,357

Net loss .............................................       -     (1,617,107)
                                                         _______    _________

Balance December 31, 1995 ............................ $ 200,000  $ 3,855,250
                                                         =======    =========
































See accompanying notes to consolidated financial statements

                                 ACETYLENE GAS COMPANY
                         CONSOLIDATED STATEMENT OF CASH FLOWS
                             YEAR ENDED DECEMBER 31, 1995
______________________________________________________________________________

Cash Flows From Operating Activities:
  Net earnings (loss) ........................................... $(1,617,107)
  Adjustments to reconcile net loss to net
   cash provided by operating activities:
    Depreciation and amortization .........................$   940,671
    Increase in cash surrender value of officers
     life insurance .......................................     (7,940)

    Loss on sale of fixed assets ..........................     39,384
    Deferred income taxes .................................      30,299
    Cumulative effect of accounting change ................  1,793,440
    Changes in operating assets and liabilities:
      Receivables .........................................   (338,681)

      Inventories .........................................   (141,081)
      Prepaid expenses and other current assets ...........    (88,135)
      Accounts payable ....................................    174,774
      Accrued expenses and other current liabilities ......     (5,403)
                                                             _________
                                                                    2,397,328
                                                                    _________
        Net Cash Provided By Operating Activities ...........         780,221
                                                                    _________
Cash Flows From Investing Activities:
  Acquisition of fixed assets ............................. (1,316,032)
  Proceeds from the sale of fixed assets ..................    338,134
                                                             _________
        Net Cash Used In Investing Activities ..............         (977,898)
                                                                      _______

Cash Flows From Financing Activities:
  Proceeds from long-term borrowings ......................    820,000

  Net overdraft ...........................................    (15,949)
  Payments on long-term debt ..............................   (607,162)
                                                               ________

        Net Cash Provided By Financing Activities .........           196,889
                                                                      _______
Net increase (decrease) in cash ...........................              (788)

Cash at the beginning of the year .........................             7,600
                                                                        _____

Cash at the end of the year .................................      $    6,812
                                                                      =======
      SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the year for:
  Interest ..................................................$   452,487
  Income taxes ..............................................$   174,969

See accompanying notes to consolidated financial statements
                                        Page 5

                                 ACETYLENE GAS COMPANY
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of certain significant accounting policies followed in the preparation of the financial statements.

Nature of Business

The Company's primary operation is the sale of industrial gases and gas-related equipment in various markets throughout Missouri, Illinois and Kentucky.

Principles of Consolidation

The consolidated financial statements include those of the company and its wholly-owned subsidiary, Atlas Redevelopment, with intercompany balances and transactions eliminated.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost and depreciated and amortized over the estimated useful lives, using the straight-line method for financial reporting, and straight-line and accelerated cost recovery system methods for tax purposes. Upon sale or retirement, the cost and related accumulated depreciation and amortization are eliminated from the respective accounts and the resulting gain or loss included in current income.

Repair and maintenance charges which do not increase the useful lives of the assets are charged to expense as incurred.

Inventories

All inventories are stated at cost computed on the first-in, first out (FIFO) basis.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade receivables. Concentrations of credit risk are limited due to the Company's large number of customers and their dispersion across many industries.

In addition, the Company maintains its cash in bank deposit accounts at a high credit quality financial institution. The balances, at times, may exceed federally insured limits.

Management Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at December 31, 1995, and revenues and expenses during the year then ended. The outcome of the estimates could differ from the estimates made in the preparation of the financial statements.

                                ACETYLENE GAS COMPANY
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

Deferred Income Taxes

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid financial instruments with a maturity of less than three months to be cash equivalents.


NOTE 2 - INVENTORIES

Inventories at December 31, 1995 consisted of the following:

     Gases ........................................................$   272,444
     Hardgoods ....................................................  1,039,141
                                                                     _________
     Total ........................................................$ 1,311,585
                                                                     =========

NOTE 3 - PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets include:

     Prepaid insurance ............................................$    60,710
     Deferred income tax ..........................................    190,339
     Income tax refunds in excess of deposits .....................     31,799
     Other current assets .........................................      2,700
                                                                        ______
     Total prepaid expenses and other current assets ..............$   285,548
                                                                       =======

NOTE 4 - PROPERTY, PLANT AND EQUIPMENT

The major classes of property, plant and equipment, at cost, are as follows:

      Land ........................................................$   446,678
      Building & improvements .....................................  3,742,982
      Machinery and equipment, including cylinders ................  5,915,526
      Office furniture & equipment ................................    366,332
      Transportation equipment ....................................  2,864,026
                                                                    __________
                                                                   $13,335,544
                                                                    ==========
                                       Page 7

                                ACETYLENE GAS COMPANY
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4 - PROPERTY, PLANT AND EQUIPMENT - (continued)

Depreciation and amortization for property, plant and equipment included in costs and expenses at December 31, 1995 were computed using the methods previously described and aggregated $872,569.


NOTE 5 - OTHER ASSETS

Other assets at December 31, 1995 consisted of the following:

  Cash surrender value officers' life insurance, net of
   policy loans of $46,582 ....................................... $    71,791


  Note receivable from Roe Machine Co., Inc. on sale
   of equipment due in equal installments of $250,
   including interest at 12%. ....................................       7,727
                                                                        ______
  Total other assets ............................................. $    79,518
                                                                        ======


NOTE 6 - INDEBTEDNESS

Long-term debt at December 31, 1995 consisted of the following:

     Note payable to Barnett Mortgage Co., due in
      quarterly installments of $1,036 including
      interest at 8%, final payment due January,
      2014; the note is secured by Florida property .............. $   118,136

     Note payable to Jerry Bartles, due in annual
      installments of $25,000, including interest at 6%,
      final payment of $50,000 due in January, 1997.
      The note is secured by land and building in
      Rolla, MO ..................................................      68,085

     Note payable to Clark Credit Corporation, due
      in monthly installments of $363, including
      interest at 10.25%, final payment due October, 1998.
      The note is secured by a 1993 Clark forklift truck .........      10,665

     Note payable Robert E. Bird, a majority stockholder of
      the Company, due on demand, interest paid monthly
      at prime ...................................................     425,000

     Note payable to Southwest Bank, due in monthly installments of $47,800 plus interest fluctuating at prime, balloon
      payment due November, 1999.  The note is secured by
      accounts receivable, inventory, equipment, and real estate
      at the Company's St. Louis location  .......................   3,971,202

                                ACETYLENE GAS COMPANY
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 6 - INDEBTEDNESS - (continued)

     Revolving $1,000,000 line of credit agreement with
      Southwest Bank, maturing April, 1996, interest is
      payable monthly fluctuating at prime.   The agreement
      is secured by accounts receivable, inventory, equipment,
      and real estate at the Company's St. Louis location ........... 820,000
                                                                    _________
                                                                    5,413,088
     Less:  Current installments ...............................    1,843,938
                                                                    _________
     Total Long-Term Debt ......................................  $ 3,569,150
                                                                    =========

Estimated maturities of long-term debt are as follows:

      Year                                                        Amount

      1996 ..................................................  $ 1,843,938
      1997 ..................................................  $   625,585
      1998 ..................................................  $   578,121
      1999 ..................................................  $ 2,251,488
      2000 ..................................................  $     1,116
      Thereafter ............................................  $   112,840

As described in Note 16, the Company entered into a sale agreement and was sold to Gateway Airgas, Inc., effective January 1, 1996. In connection with the agreement, the majority of the obligations described above were repaid by Gateway Airgas, Inc.

NOTE 7 - ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities include:

      Accrued salaries ......................................... $  16,012
      Accrued interest .........................................    22,160
      Accrued taxes ............................................    53,667
      Accrued pension ..........................................    59,661
                                                                   _______
      Total accrued expenses and other current liabilities ..... $ 151,500
                                                                   =======
NOTE 8 - INCOME TAXES

The provision for income taxes for the year ended December 31, 1995 consisted of:

     Current:
        Federal ................................................ $  52,191
        State ..................................................     2,850
                                                                    ______
                                                                    55,041
                                                                    ______

                                ACETYLENE GAS COMPANY
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8 - INCOME TAXES - (continued)

      Deferred
        Federal ................................................    23,388
        State ..................................................     6,911
                                                                    ______
                                                                    30,299
                                                                    ______
      Total provision for income taxes ......................... $  85,340
                                                                    ======

Deferred income taxes are provided for certain income and expenses which are recognized in different periods for tax and financial reporting purposes. The tax effects of cumulative temporary differences that give rise to the significant portions of deferred tax liability and deferred tax asset were as follows:

      Deferred Tax Assets:

      Allowance for doubtful accounts ........................ $    57,000
      Cylinder deposits ......................................     156,348
      AMT credit carryforwards ...............................     105,953
      Investment tax credit carryforwards ....................     268,817
      Other ..................................................       8,339
                                                                   _______
      Total deferred tax assets ..............................     596,457
                                                                   _______
      Deferred Tax Liabilities:

      Property and equipment .................................  (1,007,723)
                                                                 _________
      Total deferred tax liabilities .........................  (1,007,723)
                                                                 _________
      Net deferred tax liability ............................. $  (411,266)
                                                                 =========
Management has assessed the need for a valuation allowance and believes the deferred tax assets are recoverable more likely than not.

The Company has investment tax credit carryforwards of $268,817 available to be offset against federal income tax in future years. These carryforwards are subject to limitations imposed by the Tax Reform Act of 1986, and portions expire, if unused, each year through December, 2000. In addition, the Company has unused alternative minimum tax credits of $105,953.


NOTE 9 - CHANGE IN METHOD OF ACCOUNTING FOR CYLINDER LEASES

During 1995, the Company changed its method of accounting for cylinder leases from operating to sales type leases. The Company believes the new method is preferable, as it more accurately reflects the substance of the Company's cylinder lease arrangements. The effect of this change was to decrease net earnings for 1995 by $13,345. The cumulative effect of the change on prior years of $1,793,440 is a one-time charge to earnings.

                                ACETYLENE GAS COMPANY
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 10 - PRIOR PERIOD ADJUSTMENTS

Retained earnings at the beginning of 1995 has been adjusted for the following prior period adjustments:

Refundable lease deposits

Retained earnings at the beginning of 1995 has been decreased $255,094 (net of income tax of $156,348) to correctly reflect refundable lease deposits not recorded in prior years. The error had no effect on net earnings for 1994.

Deferred income tax

Retained earnings at the beginning of 1995 has been decreased $1,064,312 to correct the calculation of deferred income taxes to accurately conform with the requirements of the Financial Accounting Standards Board. The correction had no material effect on net earnings for 1994.

Prior impairment of long-lived asset

Retained earnings at the beginning of 1995 has been decreased $498,538 (net of income tax of $305,555) to record the write-down for the permanent impairment of an unused air separation plant in Benton, Illinois. Had the write-down been recorded in the year management determined the asset to be permanently impaired, net earnings for 1994 would have been increased $126,463 (net of income tax of $77,510).


NOTE 11 - INTEREST EXPENSE, NET

Interest expense, net, consists of:

      Interest expense .......................................... $ 455,556
      Finance charge income .....................................    (1,290)
                                                                    _______
      Total interest expense, net ............................... $ 454,266
                                                                    =======

NOTE 12 - OTHER INCOME, NET

Other income, net, consists of:

      Net loss on disposal of fixed assets ...................... $ (39,384)
      Discounts earned ..........................................    39,573
      Other income ..............................................     2,800
                                                                     ______
      Total other income, net ................................... $   2,989
                                                                     ======

                                ACETYLENE GAS COMPANY
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 13 - LEASES

The Company leases vehicles, computer and telephone equipment under leases expiring in various years through 1999. Rent expense included in selling, distribution and administrative expenses for 1995 is $142,174. Minimum future lease payments under non-cancelable operating leases for each of the next years until expiration are as follows:

      Year ended                                             Amount

         1996 ............................................ $ 113,955
         1997 ............................................    40,190
         1998 ............................................    16,065
         1999 ............................................    10,802
                                                             _______
         Total minimum future lease payments ............. $ 181,012
                                                             =======

The Company rented cylinders on a month to month basis throughout the year. Total cylinder rent included in cost of products sold for 1995 is $74,037.


NOTE 14 - BENEFIT PLANS

The Company has a defined contribution 401(k) plan covering substantially all employees not covered under union plans. Under the terms of the plan, the Company makes matching contributions of 50% of the participants' contributions up to 3% of the participants' wages. Total expense under the plan for 1995 was $51,402.

The Company participates in 4 multi-employer pension plans which provide defined benefits to 20 union employees in Missouri, Illinois and Kentucky. Contributions are made to the plans in accordance with negotiated labor contracts. Except as noted in Note 15, the Company has not taken any action to terminate or withdrawal from these plans. Total expense under these plans for 1995 was $71,029, exclusive of the withdrawal liability described in Note 15.


NOTE 15 - CONTINGENCIES

Substantially all of the Company's facilities are subject to federal, state and local regulations relating to the discharge of materials into the environment. Compliance with these provisions has not had, nor does the Company expect such compliance to have, any material effect upon the capital expenditures, net earnings, financial condition or competitive position of the Company. Management believes that its current practices and procedures for the control of such wastes comply with applicable federal, state and local requirements.

                                ACETYLENE GAS COMPANY
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 15 - CONTINGENCIES - (continued)

The Company could be identified as a potentially responsible party by the United States Environmental Protection Agency ("USEPA") as owners of land known as the Bonifield Bros. Superfund Site. Environmental cleanup at the site has been completed, and the Company has received notification from the USEPA that it has recommended that the Department of Justice provide the Company with a covenant not to sue for any civil liability it has with regard to this site for reimbursement of cleanup costs. Department of Justice approval has not yet been obtained.

In addition, the Company has incurred liability for a partial withdrawal of certain employees from the Central States Southeast And Southwest Areas Pension Fund, as Teamster employees of the Company at the West Frankfort, Illinois plant voted to decertify the union as their bargaining representative. The exact liability cannot be computed until 1997 pursuant to ERISA Section 4206. Pension fund trustees estimate the incurred liability to be $59,661. The Company has included this liability in accrued expenses and other current liabilities at December 31, 1995.


NOTE 16 - SUBSEQUENT EVENT

In January, 1996, the stockholders of the Company entered into an agreement to sell 100% of the Company's stock to Gateway Airgas, Inc., a Delaware corporation and subsidiary of US Airgas, Inc., a wholly-owned subsidiary of Airgas, Inc., a Delaware corporation. The ownership change may substantially limit the availability of certain income tax credits described in Note 8.

                WELDERS EQUIPMENT COMPANY, INC. AND SUBSIDIARY

                      Consolidated Financial Statements

                              September 30, 1995

                  With Independent Auditors' Report Thereon

                         Independent Auditors' Report




The Board of Directors
Welders Equipment Company, Inc.:

We have audited the accompanying consolidated balance sheet of Welders Equipment Company, Inc. and subsidiary as of September 30, 1995, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Welders Equipment Company, Inc. and subsidiary as of September 30, 1995 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


                                              KPMG PEAT MARWICK LLP
                                              San Antonio, Texas


March 14, 1996

                WELDERS EQUIPMENT COMPANY, INC. AND SUBSIDIARY
                          Consolidated Balance Sheet
                              September 30, 1995

            Assets
Current assets:
  Cash and cash equivalents                       $3,202,113
  Certificate of deposit                             100,000
  Trade accounts and notes receivable, less
     allowance for doubtful accounts of $32,000    2,929,820
  Inventories                                      2,228,430
  Prepaid expenses                                    79,792
  Deferred income taxes (note 6)                      25,000
                                                   _________
           Total current assets                    8,565,155
Net property, plant and equipment (notes 2 and 4)  5,103,336
Long-term notes receivable                           125,636
Noncompete agreements, net of accumulated
  amortization of $165,917                            89,083
Cash surrender value of life insurance, net
  of loans of $1,656,845                              49,394
Deposits and other                                   209,644
                                                  __________
                                                 $14,142,248
                                                  ==========
          Liabilities and Stockholders' Equity
Current liabilities:
  Trade accounts payable                           1,245,399
  Accrued expenses                                   496,270
  Note payable to bank (note 3)                      195,000
  Bonuses payable                                    189,845
  Dividends payable                                  136,000
  Note payable (note 4)                              130,526
  Cylinder deposits (note 8)                          92,996
  Current installments of deferred revenue            90,000
  Income taxes payable (note 6)                       30,015
                                                   _________
           Total current liabilities               2,606,051
Deferred revenue, excluding current installments     160,000
Deferred income taxes (note 6)                       112,000
                                                   _________
           Total liabilities                       2,878,051
                                                   _________
Minority interest                                      2,958
                                                   _________
Stockholders' equity (note 9):
  Common stock, $75 par value.  Authorized,
     issued and outstanding 10,000 shares            750,000
  Additional paid-in capital                          19,000
  Retained earnings                               10,492,239
                                                  __________
           Total stockholders' equity             11,261,239
                                                  __________
Contingencies and commitments (notes 5 and 7)
                                                 $14,142,248
                                                  ==========

See accompanying notes to consolidated financial statements.

                WELDERS EQUIPMENT COMPANY, INC. AND SUBSIDIARY

                       Consolidated Statement of Income

                        Year ended September 30, 1995





Sales                                            $ 23,000,911
Cost of sales                                      13,107,050
                                                   __________
       Gross profit                                 9,893,861
Operating expenses (note 5)                         7,983,880
                                                    _________
                                                    1,909,981
                                                    _________
Other income (deductions):
  Interest income                                     126,072
  Interest expense                                   (136,811)
  Other                                                48,794
                                                    _________
                                                       38,055
                                                    _________
       Income before income taxes and minority
       interest                                     1,948,036
                                                    _________
Income tax expense (note 6):
  Current                                              53,000
  Deferred                                             26,000
                                                    _________
                                                       79,000
                                                    _________
       Income before minority interest              1,869,036
Minority interest                                         392
                                                    _________
       Net income                                 $ 1,869,428
                                                    =========

                WELDERS EQUIPMENT COMPANY, INC. AND SUBSIDIARY

                Consolidated Statement of Stockholders' Equity

                        Year ended September 30, 1995





                                  Additional                  Total
                       Common     paid-in       Retained      stockholders
                       stock      capital       earnings      equity
                       ______     _________     _________     _____________
Balances at
 September 30, 1994  $ 750,000   19,000        9,770,311    10,539,311

Net income                   -        -        1,869,428     1,869,428

Dividends declared           -        -       (1,147,500)   (1,147,500)
                      ________   ______       __________    __________
Balances at
 September 30, 1995  $ 750,000   19,000       10,492,239    11,261,239
                      ========   ======       ==========    ==========

       70       WELDERS EQUIPMENT COMPANY, INC. AND SUBSIDIARY
                     Consolidated Statement of Cash Flows
                        Year ended September 30, 1995
Cash flows from operating activities:
  Net income                                       $1,869,428
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation and amortization of property,
        plant and equipment                           577,583
      Allowance for doubtful accounts                  30,000
      Other amortization                               51,000
      Deferred income taxes                            26,000
      Increase in cash surrender value of life
        insurance                                     (35,666)
      Minority interest in loss of subsidiary            (392)
      Changes in assets and liabilities:
       Trade accounts and notes receivable           (243,242)
       Inventories                                   (391,772)
       Prepaid expenses                               (15,712)
       Deposits and other                              (9,274)
       Trade accounts payable                        (140,006)
       Accrued expenses                              (366,515)
       Bonuses payable                                 46,195
       Cylinder deposits                                4,279
       Deferred revenue                               (13,000)
       Income taxes payable                           (16,891)
                                                    _________
             Net cash provided by operating
               activities                           1,372,015
                                                    _________
Cash flows from investing activities:
  Capital expenditures                               (796,071)
  Life insurance premiums paid                         (6,632)
                                                    _________
             Net cash used in investing activities   (802,703)
                                                     ________
Cash flows from financing activities:
  Proceeds from issuance of loans on cash surrender
    value of life insurance                            23,631
  Proceeds from issuance of notes payable to bank     195,000
  Minority interest                                     3,350
  Principal payments on note payable                  (25,409)
  Dividends paid                                   (1,196,500)
                                                   ___________
             Net cash used by financing activities   (999,928)
                                                    __________
Net decrease in cash and cash equivalents            (430,616)
Cash and cash equivalents at beginning of year      3,632,729
                                                    _________
Cash and cash equivalents at end of year           $3,202,113
                                                    =========
Supplemental disclosures of cash flow information:
    Interest paid                                   $ 136,811
                                                    =========
    State income taxes paid                         $  70,174
                                                    =========
Supplemental schedule of non-cash financing
  transactions:
    Life insurance premium financed with loans      $ 157,973
                                                     ========

WELDERS EQUIPMENT COMPANY, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 1995


(1) Summary of Significant Accounting Policies and Practices

    (a)Description of Business

      Welders Equipment Company, Inc. (Company) is a distributor of welding equipment, supplies and related gases. Most of the Company's customers are located in South Texas. The Company is not dependent on a single supplier or a few suppliers.

    (b) Principles of Consolidation

      The consolidated financial statements include the financial statements of Welders Equipment Company, Inc. and its 79% owned subsidiary. The remaining 21% is owned by a shareholder of the Company. All significant intercompany balances and transactions have been eliminated in consolidation.

    (c) Cash Equivalents

      Cash equivalents at September 30, 1995 consist of $3,000,000 invested in mutual funds. For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

    (d) Inventories

      Inventories consist principally of finished goods and are stated at the lower of cost or market. Cost is determined using the first-in, first-out method for all inventories.

    (e) Property, Plant and Equipment

      Property, plant and equipment are stated at cost. Depreciation is calculated on the straight-line method over the following estimated useful lives:
               Buildings and leasehold improvements 40 years
               Machinery and equipment         3 to 10 years
               Furniture and fixtures          5 to 10 years
               Vehicles                        3 to 15 years

      Maintenance and repairs are charged to expense as incurred.
      Expenditures for improvements are capitalized.

    (f)Non-Compete Agreements

      The Company secured three noncompete agreements in connection with the acquisition of three branch operations. These costs are amortized straight-line over the terms of the respective agreements.

    (g) Deferred Revenue

      Deferred revenue represents the portion of long-term operating lease payments received in advance from customers. Lease revenue is recognized straight-line over the period of the respective lease.

    (h) Income Taxes

      Management of the Company elected Subchapter S Corporation federal income tax status in 1987. Under the Subchapter S provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the stockholders are liable for such taxes.

      The Company is subject to the Texas franchise tax which is based, in part, on taxable income. The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." State income tax expense is computed based on the Texas statutory tax rate of 4.5% applied to taxable income for Texas state tax purposes, less the portion of the Texas franchise tax based on capital.

    (i) Commitments and Contingencies

      Liabilities for loss contingencies arising from claims, assessments, litigation and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

    (j) Use of Estimates

      Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

    (k) Disclosures about Fair Value of Financial Instruments

      The carrying amounts of cash and cash equivalents, trade accounts and notes receivable, and trade accounts payable and notes payable approximate their respective fair value because of the short-term maturity of those instruments.

(2) Property, Plant and Equipment

    Property, plant and equipment consists of the following at September 30,
    1995:
       Land                                           $   91,367
       Buildings and leasehold improvements            2,506,038
       Machinery and equipment                         4,856,977
       Vehicles                                        1,041,993
       Furniture and fixtures                            811,578
                                                       _________
                                                       9,307,953
       Less accumulated depreciation and amortization  4,204,617
                                                       _________
                                                      $5,103,336
                                                       =========

(3) Note Payable to Bank

    Note payable to bank at September 30, 1995 consists of an unsecured line of credit established at a bank by the Company's subsidiary under which the subsidiary may borrow at the bank's prime rate (9.25% at September 30, 1995) up to $300,000. The line of credit expires on August 16, 1996. At September 30, 1995, there was $195,000 outstanding under the line of credit.

(4) Note Payable

    The note payable at September 30, 1995 is due to a corporation in monthly installments of $3,018, including principal and interest at 7.83%. The note is due in March 1996 and is secured by certain machinery and equipment.

(5) Leases

    The Company leases facilities and equipment from stockholders under various lease agreements. Total rent expense associated with these leases was approximately $885,000 for the year ended September 30, 1995. Minimum lease payments under these leases over the next five years will be approximately $885,000 annually.

(6) Income Taxes

    Income tax expense differed from the amounts computed by applying the Texas statutory tax rate of 4.5% to income before income taxes and minority interest as a result of the following:

          Computed "expected" tax expense           $   87,662
          Reduction in income taxes resulting from:
            Interest income not subject to income tax   (4,404)
            Increase in cash surrender value of life
              insurance not subject to income tax       (2,286)
            Other, net                                  (1,972)
                                                      ________
                                                    $   79,000
                                                      ========

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at September 30, 1995 are presented below:

          Deferred tax assets:
            Trade accounts receivable, principally
              due to allowance for doubtful accounts           $    1,440
            Inventories, principally due to allowance
              for obsolescence                                      1,935
            Other assets, principally due to differences
              in amortization                                       1,103
            Accrued expenses deducted for financial reporting
              purpose                                               7,875
            Deferred revenue, accrued for financial reporting
              purposes                                             11,250
            Other, net                                              1,397
                                                                  _______
                    Total gross deferred tax assets                25,000
          Deferred tax liabilities:
            Property and equipment, principally due to
              differences in depreciation                        (114,280)
            Other, net                                              2,280
                                                                  _______
            Total gross deferred liabilities                     (112,000)
                                                                  _______
            Net deferred tax liability                          $ (87,000)
                                                                  =======
    In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon taxes paid in prior periods which could be recovered through the carryback provision of the tax law or the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the carryback availability, projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences at September 30, 1995.

(7) Retirement Plans

    Effective October 1, 1991, the Company established a qualified 401(k) plan for its employees. Eligible employees may contribute up to 6% of their compensation with the Company matching 75% of the employee's first 3% contribution and 25% of the employee's second 3% contribution. The Company's matching contributions were $78,980 for the year ended September 30, 1995.

    The Company also maintains a discretionary, non-contributory profit-sharing plan covering all employees meeting certain age and length of service requirements.

    Contributions to the plan were $71,020 for the year ended September 30, 1995.

(8) Business and Credit Concentrations

    Most of the Company's customers are located in South Texas. No single customer accounted for more than five percent of the Company's sales in 1995. At September 30, 1995, the Company had two customers with accounts receivable balances greater than $100,000 which in the aggregate, represented 8% of trade accounts receivable.

    The Company holds deposits on certain gas cylinders leased to customers. Such deposits are refunded upon return of the cylinders.

(9) Subsequent Event

    Effective February 1, 1996, Airgas, Inc. acquired for cash substantially all of the Company's assets and 100% of its subsidiary's common stock.